Exhibit 12.1
------------


                                                       M.D.C. Holdings, Inc.

                                         Computation of Ratio of Earnings to Fixed Charges
                                                 (Amounts in thousands of dollars)

                                      June 30,     June 30,
                                        1997         1997          1996         1995          1994         1993          1992
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
Pre-tax income from continuing
   operations.....................   $   14,049   $   13,945    $   32,754   $   26,651    $   30,982   $   15,032    $    6,520
Fixed charges:
   Interest expense and
   amortization of debt discount,
   net of interest capitalized....
                                         13,976       16,479        30,933       38,662        38,874       34,425        36,447
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
Earnings before income taxes, and
   fixed charges..................   $   28,025   $   30,424    $   63,687   $   65,313    $   69,856   $   49,457    $   42,967
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------

Total fixed charges...............   $   13,890   $   16,101    $   31,461   $   36,401    $   38,671   $   28,930    $   26,769
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
Ratio of earnings to fixed charges
                                          2.018        1.890         2.024        1.794         1.806        1.710         1.605
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
                                     ----------   ----------    ----------   ----------    ----------   ----------    ----------
